UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

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CITIZENS BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2009, Citizens Bancorp of Virginia, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 reporting that the board of directors (the “Board”) had elected Mr. Charles F. Parker, Jr. as a new director of the Company to hold the seat vacated by Mr. Irving J. Arnold on his retirement from the Board following the Company’s 2009 Annual Meeting. At the time of that filing, Mr. Parker had not been appointed to any committees of the Board. The Company is filing this Form 8-K/A to report that the Board appointed Mr. Parker to serve on the Compensation Committee of the Board on October 22, 2009. The Board may name Mr. Parker to serve on one or more additional committees of the Board in the future, but at the time of this Form 8-K/A has not determined which additional committees, if any, he may be named to. The Company will file an amendment to this Form 8-K naming those committees, if any, when they are determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.
(Registrant)

Date: October 23, 2009	By:	/s/ Joseph D. Borgerding
Joseph D. Borgerding
President and Chief Executive Officer